CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Optigenex Inc.


We hereby consent to the use in the Prospectus constituting part of Amendment No. 1 to the Registration Statement on Form SB-2 of our report dated March 3, 2005 on the financial statements of Optigenex Inc. as of December 31, 2004 and 2003 and for the years then ended which appear in such Prospectus. We also consent to the reference to our Firm under the caption "Experts" in such Prospectus.


GOLDSTEIN GOLUB KESSLER LLP
New York, New York

December 21, 2005